UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Focus Financial Partners Inc.

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Focus Financial Partners Announces Expiration of “Go-Shop” Period in Connection with its Acquisition by Clayton, Dubilier & Rice

New York, NY – April 10, 2023 – Focus Financial Partners Inc. (NASDAQ: FOCS) (“Focus” or the “Company”), a leading partnership of independent, fiduciary wealth management firms, announced today the expiration of the 40-day “go-shop” period under the terms of the previously announced definitive merger agreement, pursuant to which affiliates of Clayton, Dubilier & Rice, LLC (“CD&R”) will acquire Focus for $53.00 per share in an all cash transaction. Funds managed by Stone Point Capital LLC (“Stone Point”) have agreed to retain a portion of their investment in Focus and provide new equity financing as part of the proposed transaction. Pursuant to the terms of the merger agreement, the Special Committee of the Board of Directors of Focus and its advisors had the right to actively initiate, solicit and consider alternative acquisition proposals from third parties during the go-shop period. The “go-shop” period expired at 11:59 p.m. Eastern Time on April 8, 2023. Focus did not receive any alternative acquisition proposals from any third party during the “go-shop” period.

Closing of the proposed transaction is subject to stockholder approval, regulatory approvals and other customary conditions. The transaction is expected to close in the third quarter of 2023. Focus will cease to be a publicly traded company upon consummation of the proposed transaction.

About Focus Financial Partners Inc.

Focus is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives. For more information about Focus, please visit www.focusfinancialpartners.com.

About Clayton, Dubilier & Rice LLC

CD&R is a private investment firm with a strategy predicated on building stronger, more profitable businesses across a broad range of industries, including Industrials, Healthcare, Consumer, Technology and Financial Services. Since its inception in 1978, CD&R has managed the investment of more than $40 billion in over 100 companies with an aggregate transaction value of more than $175 billion. For more information on CD&R, please visit www.cdr-inc.com.

About Stone Point Capital LLC

Stone Point is an investment firm based in Greenwich, CT, with over $45 billion of assets under management. Stone Point targets investments in companies in the global financial services industry and related sectors. The firm invests in a number of alternative asset classes, including private equity through its flagship Trident Funds. Stone Point also manages both liquid and private credit funds and managed accounts. In addition, Stone Point Capital Markets supports its portfolio companies and other clients by providing dedicated financing solutions. For more information on Stone Point, please visit https://www.stonepoint.com.

Cautionary Note Concerning Forward-Looking Statements

This release contains certain forward-looking statements that reflect Focus’ current views with respect to certain current and future events. Specific forward-looking statements include, among others, statements regarding consummation of the proposed transaction. These forward-looking statements are, and will be, subject to many risks, uncertainties and factors which may cause future events to be materially different from these forward-looking statements or anything implied therein. These risks and uncertainties include, but are not limited to: the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; risks related to the satisfaction of the conditions to closing of the proposed transaction (including the failure to obtain necessary regulatory approvals or the necessary approvals of Focus’ stockholders) in the anticipated timeframe or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Focus’ common stock; disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and partner firm clients and others with whom Focus and its partner firms do business; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; risks related to disruption of management’s attention from Focus’ ongoing business operations due to the proposed transaction; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed transaction; global economic conditions; adverse industry and market conditions; the ability to retain management and other personnel; and other economic, business, or competitive factors. Any forward-looking statements in this release are based upon information available to Focus on the date of this release. Focus does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could affect Focus may be found in Focus’ filings with the Securities and Exchange Commission (the “SEC”).

Important Information for Stockholders

The proposed transaction will be submitted to the stockholders of Focus for their consideration. In connection with the proposed transaction, Focus will file a proxy statement and other materials with the SEC, and the Company, affiliates of Stone Point and affiliates of CD&R will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). In addition, Focus may also file other relevant documents with the SEC regarding the proposed transaction. After the proxy statement and the Schedule 13e-3 has been cleared by the SEC, a definitive proxy statement, Schedule 13e-3 and WHITE proxy card will be mailed to the stockholders of Focus.

INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders may obtain a free copy of the proxy statement(s) (when available) and other documents filed with the SEC by Focus, at Focus’ website, www.focusfinancialpartners.com, or at the SEC’s website, www.sec.gov. The proxy statement, Schedule 13e-3 and other relevant documents may also be obtained for free from Focus by writing to Focus Financial Partners Inc., 875 Third Avenue, 28th Floor, New York, NY 10022, Attention: Investor Relations.

Participants in the Solicitation

Focus and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Focus in connection with the proposed transaction. Information about the directors and executive officers of Focus is set forth in the Proxy Statement on Schedule 14A for the 2022 annual meeting of Focus’ stockholders, which was filed with the SEC on April 14, 2022 and in other documents filed by Focus with the SEC. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Investor and Media Contacts

Tina Madon
Senior Vice President
Head of Investor Relations & Corporate Communications
Focus Financial Partners
P: +1-646-813-2909
tmadon@focuspartners.com

Charlie Arestia
Vice President
Investor Relations & Corporate Communications
Focus Financial Partners
P: +1-646-560-3999
carestia@focuspartners.com